Exhibit 10.1

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the “Settlement Agreement”) is hereby entered into and made effective on September 22, 2014 (the “Effective Date”) by and among:

SANTARUS, INC., a corporation organized and existing under the laws of Delaware having a principal place of business at 8510 Colonnade Center Drive, Raleigh, North Carolina 27615 (“Santarus”);

THE CURATORS OF THE UNIVERSITY OF MISSOURI, a public corporation and body politic and an arm or instrumentality of the State of Missouri having a principal place of business at 321 University Hall, Columbia, Missouri 65211 (“Missouri” and together with Santarus, “Plaintiffs”);

SALIX PHARMACEUTICALS, INC., a corporation organized and existing under the laws of Delaware having a principal place of business at 8510 Colonnade Center Drive, Raleigh, North Carolina 27615, and being the indirect corporate parent of Santarus (“Salix”); and

PAR PHARMACEUTICAL, INC., a corporation organized and existing under the laws of the State of Delaware, having a place of business at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677 (together with Par Pharmaceutical Companies, Inc., “Par”).

Each one of Plaintiffs, Salix and Par is a “Party”, and collectively, they are the “Parties” hereunder.

RECITALS

WHEREAS, Missouri owns United States Patent Nos. 6,780,882 issued August 24, 2004 (“‘882 Patent”) and 7,399,772 issued July 15, 2008 (“‘772 Patent”); and Santarus is the exclusive licensee thereof;

WHEREAS, Plaintiffs initiated civil actions against Par in the United States District Court for the District of Delaware (“District Court”), the cases being consolidated and captioned Santarus, Inc. and the Curators of the University of Missouri v. Par Pharmaceutical, Inc., Civil Action Nos. 07-551-GMS and 07-827-GMS (Consolidated) (the “Litigation”);

WHEREAS, the Parties have agreed to resolve their disputes relating to the Litigation through this Settlement Agreement;

WHEREAS, the Plaintiff Releasors and the Par Releasees (as defined herein) have not received any consideration from each other for their entry into the Settlement Agreement other than that which is described in the Settlement Agreement and the Stipulation of Dismissal.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.	SETTLEMENT PAYMENT AND DISMISSAL OF LITIGATION

1.1 Within five (5) business days after the Effective Date of this Settlement Agreement, Par shall make payment of one hundred million U.S. dollars ($100,000,000.00) into an escrow account approved by Plaintiffs. The payment will be made by wire transfer to the escrow account specified in writing by the Plaintiffs. The payment will be non-recoverable by and non-refundable to Par. No withdrawals from the escrow account shall be made without written approval of Missouri and Santarus.

1.2 Plaintiffs will promptly notify Par in writing upon confirmation that the one hundred million U.S. dollars ($100,000,000.00) payment has been received in the escrow account. Upon Par’s receipt of such written confirmation, Par may file with the District Court the Stipulation of Dismissal attached as Exhibit A, to dismiss with prejudice all claims asserted in the Litigation (the “Stipulation of Dismissal”). The date upon which the Stipulation of Dismissal is filed shall be referred to herein as the “Dismissal Effective Date.”

2.	RELEASE OF CLAIMS

2.1 As of the Dismissal Effective Date, Plaintiffs and Salix, and each of their predecessors, successors, assigns, officers, directors, employees, trustees, parents, subsidiaries and Affiliates (as defined below) (collectively, “Plaintiff Releasors”) fully, finally and forever release, relinquish, acquit and discharge Par and each of its predecessors, successors, assigns, officers, directors, employees, trustees, parents (direct and indirect), subsidiaries (direct and indirect) and Affiliates (collectively, “Par Releasees”), of and from, any and all claims, actions, causes of action, suits, defenses, judgments, debts, offsets, accounts, covenants, contracts, agreements, torts, damages and any and all demands and liabilities whatsoever, including costs, expenses, and attorneys’ fees (collectively, “Losses”) asserted in the Litigation or arising out of Par’s sales of its generic Zegerid capsules. Notwithstanding this release, nothing herein shall preclude any Plaintiff Releasor from asserting the validity, enforceability, and/or infringement of the ‘882 Patent or ‘772 Patent in any future litigation concerning: (a) a product other than Par’s generic Zegerid capsules or (b) Par’s generic Zegerid capsules or generic Zegerid powder sold or offered for sale after the date of this Settlement Agreement but before expiration of the ‘882 Patent or ‘772 Patent, and such claims or arguments are reserved.

2.2 As of the Dismissal Effective Date, Par Releasees fully, finally and forever release, relinquish, acquit and discharge Plaintiff Releasors of and from, any and all Losses asserted in the Litigation or arising out of Par’s sales of its generic Zegerid capsules.

2.3 For purposes of this Agreement, “Affiliate” shall mean, with respect to Par: Sky Growth Holdings Corporation (“SGHC”), which is a Delaware corporation and indirect parent company of Par, and any Person directly or indirectly controlled by SGHC. Par represents that SGHC directly or indirectly controls only the Par group companies. For purposes of this Agreement, “Affiliate” shall mean with respect to Plaintiffs and Salix: any entity which controls, is controlled by, or is under common control with the applicable entity. For purposes of this definition, “control” shall mean: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors or otherwise having the power to control or direct the affairs of such entity; and (b) in the case of non-corporate entities, direct or indirect ownership of at least 50% of the equity interest or the power to direct the management and policies of such non-corporate entities.

2.4 Each Party knowingly and voluntarily waives any claim (based on information known to each Party as of the date of such Party’s execution of the Settlement Agreement) against any other Party (whether for damages, injunction, reformation, rescission, or otherwise) that such Party was fraudulently or otherwise wrongfully induced to enter into this Settlement Agreement.

3.	NO LICENSE; NO RESTRICTION ON MARKETING AFTER PATENT EXPIRY

Par acknowledges that nothing in this Settlement Agreement provides Par or its Affiliates with a license, covenant not to sue, or any other right, express or implied, to practice under any claims of the ‘882 Patent or ‘772 Patent, or use any other intellectual property of Plaintiffs and Salix. Par additionally agrees that it and its Affiliates will not sell or otherwise commercialize Par’s generic Zegerid capsules or powder during the term of the ‘882 and ‘772 Patents. However, nothing in this Settlement Agreement prevents Par or its Affiliates from marketing Par generic Zegerid products after the expiry of all patents of Plaintiffs and Salix that cover the relevant Par generic Zegerid products.

4.	CONFIDENTIALITY

4.1 The Parties hereby agree that, except to enforce this Settlement Agreement or unless otherwise agreed to by the Parties in writing or required by law, the Parties, their Affiliates and their respective employees, officers, directors and other representatives shall not publish or otherwise disclose the contents of this Settlement Agreement and/or any exhibits attached hereto. The Parties may state publicly that the Litigation has been settled on terms that are confidential, but no public announcement concerning the existence of terms or subject matter of this Settlement Agreement shall be made, either directly or indirectly, by any Party without first obtaining the approval of the other Party and agreement upon the nature and exact text of such public announcement or disclosure which such agreement and approval shall not be unreasonably withheld, conditioned or delayed.

4.2 Notwithstanding Section 4.1, each Party may disclose the contents of this Settlement Agreement (a) as may be required by any applicable law, including the Missouri Sunshine law, RSMo. § 610.010 et seq. as amended, the U.S. Securities Act of 1933, as amended, the U.S. Securities Act of 1934, as amended, any governmental law or regulation, or the rules of any recognized stock exchange; (b) as required by discovery requests in litigation, after giving notice to the other Parties to allow the other Parties sufficient time to seek a protective order, (c) to any court or governmental body or agency compelling such disclosure, as required by law, order, rule or regulation, or in connection with an investigation by a governmental agency, (d) to its and its affiliates’ employees, inventors, directors, contractors, legal advisors, accountants, auditors and financial advisors, subject to reasonable non-use and non-disclosure requirements, (e) to potential and actual acquirers, investors, underwriters and lenders, subject to reasonable non-use and non-disclosure requirements, (f) to third parties if such contents are already made available to the public, and (g) in substantially the form and content of the Form 8-K disclosure provided herewith as Exhibit B.

4.3 The confidentiality provisions of this Article 4 are separate and distinct from applicable protective orders entered in the Litigation or prior litigations involving the Parties and do not supersede the terms, conditions, and protections of those protective orders.

5.	REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to each of the other Parties, as of the date of this Settlement Agreement, that:

5.1 Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Settlement Agreement and to carry out the provisions hereof;

5.2 Such Party has taken all corporate action necessary to authorize the execution and delivery of this Settlement Agreement and the performance of its obligations under this Settlement Agreement;

5.3 This Settlement Agreement has been duly executed by such Party and constitutes a valid and legally binding obligation of such Party, enforceable in accordance with its terms;

5.4 Such Party represents and warrants that it has been advised by its counsel of its rights and obligations under this Settlement Agreement and enters into this Settlement Agreement freely, voluntarily, and without duress; and

5.5 Such Party represents and warrants that it is not relying on any promises, inducements, or representations between the Plaintiff Releasors and Par Releasees other than those provided herein.

6.	WAIVER

A waiver by any Party of any of the terms and conditions of this Settlement Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Settlement Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any Party.

7.	ADMISSIONS

Par and its Affiliates acknowledge the validity of the ‘882 Patent and ‘772 Patent, and infringement of the ‘772 Patent by its sale of Par generic capsules and the Par generic powder under 35 U.S.C. 271. Apart from the previous sentence, nothing in this Settlement Agreement shall be construed as or deemed to be an admission by the Parties hereto, or any of them, of any unlawful, improper, or actionable conduct or omission by any of them, and each Party hereto expressly denies liability of any kind whatsoever. Par and its Affiliates further agree not to initiate or assist in any challenge to the validity or enforceability of the ‘882 Patent and ‘772 Patent, including, without limitation, in reexamination or inter partes review proceedings.

8.	CHOICE OF LAW AND REMEDIES

This Settlement Agreement shall be governed and interpreted in accordance with the laws of the State of Delaware without regard to conflicts of law principles. The United States District Court for the District of Delaware shall have exclusive jurisdiction in all matters arising under this Settlement Agreement between the Plaintiff Releasors and Par Releasees, and the Parties hereto expressly consent and submit to the personal and subject matter jurisdiction of such Court on such matters. This Settlement Agreement does not limit or restrict the remedies available to any Party for the breach of another Party, and the Parties expressly reserve any and all remedies available to them, at law or in equity, for breach of this Settlement Agreement.

9.	COSTS

Each Party shall each bear its own costs and legal fees associated with the Litigation and the negotiation and preparation of the Settlement Agreement. This provision shall not supersede provisions in the January 26, 2001 license agreement between the Plaintiffs, as amended, including the provisions concerning the reimbursement of costs, fees and other related expenses.

10.	SEVERABILITY

When possible, each provision of this Settlement Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Settlement Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Settlement Agreement.

11.	INTEGRATION

This Settlement Agreement shall constitute the entire agreement among the Plaintiff Releasors and Par Releasees with respect to the settlement of the Litigation and release of the claims and shall supersede all prior agreements and understandings, both oral and written, among the Plaintiff Releasors and the Par Releasees with respect to such subject matter. Nothing in this Agreement shall amend or supersede the January 26, 2001 license agreement, as amended, between the Plaintiffs or any other agreements between the Plaintiffs.

12.	AMENDMENTS

No amendment, modification or supplement of any provisions of this Settlement Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

13.	DESCRIPTIVE HEADINGS

The captions and descriptive headings of this Settlement Agreement are for convenience only and shall be of no force or effect in construing or interpreting any of the provisions of this Settlement Agreement.

14.	THIRD PARTY BENEFIT

None of the provisions of this Settlement Agreement shall be for the benefit of, or enforceable by, any third party.

15.	COUNTERPARTS

This Settlement Agreement may be executed in any number of signature page counterparts transmitted via facsimile or as a scanned document transmitted via email, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same Settlement Agreement.

16.	ACKNOWLEDGEMENT

Each Party acknowledges that such Party has read this entire document, fully understands its terms and effects, has consulted with its own independent counsel in relation hereto and has had all such Party’s questions answered by such counsel.

17.	CONSTRUCTION AND INTERPRETATION

The Parties and their respective counsel have had an opportunity to fully negotiate, draft, review and edit the language of this Settlement Agreement. No presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Settlement Agreement. No prior draft of this Settlement Agreement will be used in the interpretation or construction of this Settlement Agreement.

18.	NO ASSIGNMENT

No rights under this Settlement Agreement will be assignable.

19.	RELIEF IN THE EVENT OF BREACH

Par, for itself and its Affiliates, acknowledges and agrees that the restrictions set forth herein on the manufacture, use, sale, offer to sell, importation and distribution of the Par generic Zegerid capsules and powder are reasonable and necessary to protect the legitimate interests of each of the Plaintiffs and Plaintiffs would not have entered into this Settlement Agreement in the absence of such restrictions, and that any material breach of those restrictions will result in irreparable injury to Plaintiffs for which there will be no adequate remedy at law. Accordingly, if Par or an Affiliate materially breaches any of its undertakings under this Settlement Agreement, in addition to any other remedy the Plaintiffs may have at law or in equity, Par agrees that Plaintiffs shall be entitled to a preliminary injunction to prevent the continuance of such breach, and that Plaintiffs will not be required to demonstrate that the balance of hardships supports the entry of injunctive relief in order to obtain such relief. Further, in the event that Par or an Affiliate materially breaches its undertakings under this Settlement Agreement, each of the Plaintiffs reserves, and Par and its Affiliates shall not contest, their right(s) to seek damages and any other remedies for patent infringement to the full extent of the law.

20.	NOTICES

All notices, requests, demands, or other communications under this Settlement Agreement shall be in writing. Notice shall be sufficiently given (and shall be deemed to be duly given upon receipt) by delivery in person, by facsimile or by overnight delivery service maintaining records of receipt to the respective Parties at the addresses specified below, or in each case such other address as such Party may hereafter specify by notice to the other Party. Addresses for purpose of giving notice are as follows:

If to Santarus:

Santarus, Inc.

c/o Salix Pharmaceuticals, Inc.

Attn: General Counsel

8510 Colonnade Center Drive

Raleigh, North Carolina 27615

With copies (which shall not constitute notice) to:

Santarus, Inc.

c/o Salix Pharmaceuticals, Inc.

Attn: Executive Vice President Business Development

8510 Colonnade Center Drive

Raleigh, North Carolina 27615

E-Mail: rick.scruggs@salix.com

If to the University:

The Curators of the University of Missouri

Office of the General Counsel

227 University Hall

Columbia, MO 65221

Fax No.: 573-882-0050

If to Par:

Par Pharmaceutical, Inc.

Attn: General Counsel

300 Tice Boulevard

Woodcliff Lake, NJ 07677

Fax No.: 201-802-4600

SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, each of the Parties has caused this Settlement Agreement to be executed by its duly authorized representative as of the day and year first above written.

SANTARUS, INC.,

By

/s/ William C. Bertrand
Name:	William C. Bertrand
Title:	General Counsel and Secretary

THE CURATORS OF THE UNIVERSITY OF MISSOURI,

By

/s/ Tim Wolfe
Name:	Tim Wolfe
Title:	President

SALIX PHARMACEUTICALS, INC.,

By

/s/ William C. Bertrand
Name:	William C. Bertrand
Title:	Senior Vice President and General Counsel

PAR PHARMACEUTICAL, INC.,

By

/s/ Paul Campanelli
Name:	Paul Campanelli
Title:	Chief Executive Officer

EXHIBIT A: STIPULATION OF DISMISSAL

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

SANTARUS, INC., a Delaware corporation, and THE CURATORS OF THE UNIVERSITY OF MISSOURI, a public corporation and body politic of the State of Missouri,

Plaintiffs,

v.

PAR PHARMACEUTICAL, INC., a Delaware corporation,

Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 07-551-GMS [Consolidated]

STIPULATION OF DISMISSAL

Plaintiffs SANTARUS, INC. and THE CURATORS OF THE UNIVERSITY OF MISSOURI and Defendant PAR PHARMACEUTICAL, INC. hereby stipulate by and through their respective attorneys that all claims and defenses in the above-entitled action are dismissed with prejudice pursuant to Rule 41(a) of the Federal Rules of Civil Procedure.

SO STIPULATED:

Dated:

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

Jack B. Blumenfeld (#1014)

Maryellen Noreika (#3208)

Stephen Kraftschik (#5623)

1201 North Market Street

P.O. Box 1347

Wilmington, DE 19899-1347

(302) 658-9200

jblumenfeld@mnat.com

mnoreika@mnat.com

skraftschik@mnat.com

Counsel for Plaintiffs Santarus, Inc. and The Curators of the University of Missouri

OF COUNSEL:

For Plaintiff Santarus, Inc.:

IRELL & MANELLA LLP

Morgan Chu

Gary Frischling

Laura Seigle

Amy Proctor

1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067

(310) 277-1010

mchu@irell.com

gfrischling@irell.com

lseigle@irell.com

aproctor@irell.com

For Plaintiff The Curators of the University of Missouri:

MAYER BROWN LLP

Joseph Mahoney

Jonathan Kim

71 South Wacker Drive

Chicago, IL 60606

(312) 782-0600

jamahoney@mayerbrown.com

jkim@mayerbrown.com

RICHARDS, LAYTON & FINGER, P.A.

Frederick L. Cottrell (#2555)

Steven J. Fineman (#4025)

Katharine C. Lester (#5629)

One Rodney Square

P.O. Box 551

Wilmington, DE 19899

(302) 651-7700

cottrell@rlf.com

fineman@rlf.com

lester@rlf.com

Counsel for Defendant Par Pharmaceutical, Inc.

OF COUNSEL:

ARENT FOX LLP

Janine A. Carlan

Arthur S. Beeman

Aziz Burgy

Taniel E. Anderson

Jason S. Madden

1717 K Street, N.W.

Washington DC 20036

(202) 857-6000

janine.carlan@arentfox.com

arthur.beeman@arentfox.com

aziz.burgy@arentfox.com

taniel.anderson@arentfox.com

jason.madden@arentfox.com